FORM 13-502F1
CLASS 1 REPORTING ISSUERS - PARTICIPATION FEE

Reporting Issuer Name: TRANSGLOBE ENERGY CORPORATION

End date of last completed fiscal year:	December 31, 2012
Common Shares
Market value of listed or quoted securities: Total number of securities of a class or series outstanding as at the end of the issuer's last completed fiscal year	(i)	73,793,638

Simple average of the closing price of that class or series as of the last trading day of each month in the last completed fiscal year (See clauses 2.7(a)(ii)(A) and (B) of the Rule)	(ii)	$10.62

Market value of class or series	(i) X (ii) =	$ 783,688,435.56 (A)
Convertible Debentures
Market value of listed or quoted securities: Total number of securities of a class or series outstanding as at the end of the issuer's last completed fiscal year	(i)	977,500

Simple average of the closing price of that class or series as of the last trading day of each month in the last completed fiscal year (See clauses 2.7(a)(ii)(A) and (B) of the Rule)	(ii)	$103.95

Market value of class or series	(i) X (ii) =	$ 101,611,125.00 (B)

Capitalization for the last completed fiscal year (Add market value of all classes and series of securities)	(A) + (B) =	$885,299,560.25

Participation Fee (From Appendix A of the Rule, select the participation fee beside the capitalization calculated above)		$32,850.00